Exhibit 1.1

SAUL CENTERS, INC.

4,000,000 Depositary Shares

Each Representing 1/100th of a share of 6.000% Series E Cumulative Redeemable

Preferred Stock (Par Value $0.01 Per Share)

(Liquidation Preference Equivalent to $25.00 Per Depositary Share)

UNDERWRITING AGREEMENT

September 10, 2019

Raymond James & Associates, Inc.

Stifel, Nicolaus & Company, Incorporated

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

As the Representatives of the

several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Saul Centers, Inc., a Maryland corporation (the “Company”) and the sole general partner of Saul Holdings Limited Partnership, a Maryland limited partnership (the “Operating Partnership”), proposes to issue and sell to the several Underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as Representatives (the “Representatives”) 4,000,000 (the “Firm Shares”) of its depositary shares (the “Depositary Shares”), each representing 1/100th of a share of the Company’s 6.000% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”), pursuant to this underwriting agreement (this “Agreement”). The Company also proposes to grant to the Underwriters an option to purchase up to an additional 400,000 Depositary Shares (the “Option Shares”; the Option Shares, together with the Firm Shares, hereinafter called the “Shares”). The respective amounts of the Shares to be so purchased by the several Underwriters pursuant to this Agreement are set forth opposite their names in Schedule I hereto.

The shares of Series E Preferred Stock represented by the Shares (the “Preferred Shares”) will, when issued, be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”) to be issued by Continental Stock Transfer & Trust Company, as Depositary (the “Depositary”), under a Deposit Agreement (the “Deposit Agreement”) among the Company, the Depositary, and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will represent one or more Depositary Shares.

Each of the Company and the Operating Partnership wishes to confirm as follows its agreement with you in connection with the purchase of the Shares by the several Underwriters.

1.    Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3ASR (file number 333-222262) under the Securities Act (“Registration Statement 333-222262”), which registration statement included a prospectus dated December 22, 2017 (the “Basic Prospectus”), relating to up to $200,000,000 aggregate offering price of, among other securities, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) and shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a supplement to the prospectus included in such registration statement (the “Prospectus Supplement”) specifically relating to the Shares and the plan of distribution thereof pursuant to Rule 424. Registration Statement 333-222262, including any amendments thereto filed prior to the Execution Time, became effective automatically upon filing on December 22, 2017 pursuant to Rule 462(e) under the Securities Act. Except where the context otherwise requires, at the respective times the Registration Statement 333-222262 on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective, at the “new effective date” of the Registration Statement with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act (each, an “Effective Date”), including all documents filed as part thereof and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement, collectively, are herein called the “Registration Statement,” and the Basic Prospectus, as supplemented by the final Prospectus Supplement, in the form first used by the Company in connection with confirmation of sales of the Shares, is herein called the “Prospectus”; and the term “Preliminary Prospectus” means any preliminary form of the Prospectus Supplement. The Basic Prospectus together with the Preliminary Prospectus, as amended or supplemented, immediately prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) is hereafter called the “Pricing Prospectus,” and any “issuer free writing prospectus” (as defined in Rule 433) relating to the Shares is hereafter called an “Issuer Free Writing Prospectus.” The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, attached and listed in Schedule II hereto or that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package (as defined below), if any, taken together, are hereafter collectively called the “Disclosure Package.” Any reference in this Agreement to the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (the “Incorporated Documents”), as of each Effective Date or the Execution Time or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). “Initial Sale Time” means 4:00 p.m. (New York City time) on September 10, 2019 or such other time as agreed by the Company and the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.

2.    Agreement to Sell and Purchase.

(a)    The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.2125 per Share, the number of Firm Shares set forth opposite their respective names on Schedule I to this Agreement.

(b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Shares set forth in Schedule I hereto at the same purchase price set forth in Section 2(a), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. Said option may be exercised once, in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or electronic notice by the Representatives to the Company setting forth the number of the Option Shares as to which the several Underwriters are exercising the option and the settlement date (the “Option Closing Date”). The purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten Business Days after the date of such notice. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares.

3.    Terms of Public Offering. It is understood that the several Underwriters propose to offer the Shares for sale to the public as soon after this Agreement has become effective as in their judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

4.    Delivery of the Shares and Payment Therefor. Delivery of and payment for the Shares shall be made at 10:00 a.m., New York City time, on September 17, 2019, or at such time on such later date not more than four (five, if the pricing occurs after 4:00 p.m. (Eastern time) on any given day) Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by mutual written agreement of the Representatives and the Company (such date and time of delivery and payment for the Shares being herein called the “Closing Date”) or on the Option Closing Date (or at such other time on the same or on such other date, in any event not later than the third business day thereafter, as the Underwriters and the Company may agree in writing). Delivery of the Shares shall be made against payment by the Representatives of the purchase price thereof, to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. The Shares will be delivered to the Representatives for the respective accounts of the several Underwriters through the book-entry facilities of The Depository Trust Company (“DTC”) and will be made available for inspection by the Underwriters by 1:00 p.m. New York City time at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be, at such place as the Underwriters and the Company shall agree. The Shares shall be in global form registered in the name of Cede & Co., as nominee for DTC. Certificate(s) for the Preferred Shares shall be delivered to the Depositary and registered in the name of Cede & Co., as nominee for DTC and in such denominations as the Representatives shall request prior to 1:00 P.M., New York City time, on the second Business Day preceding the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to, or at the direction of, the Representatives in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the Business Day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Shares to be purchased hereunder shall be delivered to, or at the direction of, the Representatives on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to the order of the Company.

5.    Agreements of the Company. The Company agrees with the Underwriters as follows:

(a)    If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use its best efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, immediately after such post-effective amendment has become effective.

(b)    If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would (x) include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading or (y) conflict with the information contained in the Registration Statement, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement, omission or conflicting information; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(c)    The Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing: (i) of any review, issuance of comments, or request by the Commission or its staff on or for an amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information regarding the Company, its affiliates or its filings with the Commission, whether or not such filings are incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares or the Preferred Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose or any examination pursuant to Section 8(e) of the Securities Act relating to the Registration Statement or Section 8A of the Securities Act in connection with the offering of the Shares; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares or the Preferred Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and (iv) within the period of time referred to in the first sentence in subsection (f) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which results in any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) being untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(d)    The Company will furnish to the Representatives and counsel to the Representatives, without charge: (i) ten signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement; (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may request; (iii) such number of copies of the Incorporated Documents, without exhibits, as the Representatives may request; and (iv) ten copies of the exhibits to the Incorporated Documents. The Company will pay all of the expenses of printing or other production of all documents relating to the offering.

(e)    The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which upon filing becomes an Incorporated Document, of which the Representatives shall not previously have been advised or to which, after the Representatives shall have received a copy of the document proposed to be filed, the Representatives shall reasonably object; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company will give the Representatives notice of its intention to make any other filing pursuant to the Exchange Act from the Execution Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing.

(f)    As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by the Underwriters or any dealer (including circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Company will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto), any Preliminary Prospectus and any Issuer Free Writing Prospectus as the Representatives may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any of the Underwriters or dealers. If during such period of time: (i) any event shall occur as a result of which, in the judgment of the Company, or in the opinion of counsel for the Underwriters, the Prospectus as supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; or (ii) if it is necessary to supplement the Prospectus or amend the Registration Statement (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Securities Act, the Exchange Act or any other law, the Company will promptly notify the Representatives of such event and forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and the Representatives agree that the Prospectus should be amended or supplemented, the Company, if requested by the Representatives, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

(g)    The Company will: (i) cooperate with the Underwriters and with counsel for the Underwriters in connection with the registration or qualification of the Shares and the Preferred Shares for offering and sale by the Underwriters and by dealers under the securities or blue sky laws of such jurisdictions as the Underwriters may designate; (ii) maintain such qualifications in effect so long as required for the distribution of the Shares; (iii) pay any fee of the Financial Industry Regulatory Authority, in connection with its review of the offering; and (iv) file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h)    The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(r) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)    The Company will make generally available to its security holders and to the Representatives a consolidated earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of this Agreement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(j)    During the period commencing on the date hereof and ending on the date occurring three (3) years hereafter, the Company will furnish to the Representatives: (i) as soon as available, if requested, a copy of each report of the Company mailed to stockholders or filed with the Commission; and (ii) from time to time such other information concerning the Company as the Representatives may reasonably request.

(k)    If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof, or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(l)    The Company will apply the net proceeds from the sale of the Shares in accordance in all material respects with the description set forth in the Prospectus.

(m)    If Rule 430A, 430B or 430C of the Securities Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Securities Act and will advise the Underwriters of the time and manner of such filing.

(n)    The Company has not taken, nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o)    For so long as the Company’s Board of Directors deems it in the best interests of the Company and its stockholders to remain so qualified, the Company will use its best efforts to continue to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and to continue to have each of its corporate subsidiaries (other than its taxable REIT subsidiaries) comply with all applicable laws and regulations necessary to maintain a status as a “qualified REIT subsidiary” under the Code.

(p)    The Company will use all reasonable best efforts to do or perform all things required to be done or performed by the Company prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

(q)    The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of any debt securities issued or guaranteed by the Company or any class of capital stock (other than the Shares) ranking senior to the Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up for a period of 60 days after the Closing Date.

(r)    Unless requested otherwise by the Representatives, the Company will prepare a final term sheet, containing solely a description of final terms of the Shares and the offering thereof, in the form and substance approved by the Representatives and attached as Exhibit A hereto and will file such final term sheet with the Commission as soon as practical after the Execution Time. The Company will file any other Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act within the time period required by such rule. The Company will retain, pursuant to reasonable procedures developed in good faith, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(g) under the Securities Act.

(s)    The Company will use best efforts to complete all required filings with the New York Stock Exchange (“NYSE”) and other necessary actions in order to cause the Shares to be listed and admitted and authorized for trading on the NYSE, subject to notice of issuance.

(t)    The Company will prepare and file articles supplementary to the Company’s articles of incorporation, designating additional shares of Series E Preferred Stock (the “Articles Supplementary”) with the State Department of Assessments and Taxation of the State of Maryland (“MSDAT”) prior to the Closing.

(u)    The Company will reserve and keep available at all times the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”).

(v)    The Company will comply with all provisions of any undertakings contained in the Registration Statement.

6.    Representations and Warranties of the Company and the Operating Partnership. As of the date hereof, the Company and the Partnership, jointly and severally, represent, warrant and covenant to each Underwriter as follows:

(a)    The Basic Prospectus and each Preliminary Prospectus, if any, included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the provisions of the Securities Act.

(b)    The Company and the transactions contemplated by this Agreement meet all of the requirements for using Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405). The Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing with the Commission under Rule 462(e) on December 22, 2017. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings or examination under Section 8(d) or 8(e) of the Securities Act are pending before or, to the best of the Company’s knowledge, threatened by the Commission. The Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with such Rule. The Registration Statement, in the form in which it was declared effective, in such form as it may be when any post-effective amendment thereto shall become effective, and the Preliminary Prospectus and the Prospectus and any supplement or amendment thereto, each when filed with the Commission under Rule 424(b) under the Securities Act, complied or will comply in all material respects with the provisions of the Securities Act and the Exchange Act. The Company has not received from the Commission any notice objecting to the use of the shelf registration statement form. On each Effective Date and at the Execution Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. On the date of any filing pursuant to Rule 424(b) and on the Closing Date and the Option Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty contained in this Section 6(b) does not apply to statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with the Underwriter Content (as hereinafter defined).

(c)    (i) The Disclosure Package, and (ii) each electronic road show when taken together as a whole with the Disclosure Package, did not at the Initial Sale Time, and will not on the Closing Date and the Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with the Underwriter Content.

(d)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule

164(h)(2)) of the Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)    Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(r) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any Incorporated Document by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Content.

(f)    The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Execution Time. No such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(g)    The Shares, the Preferred Shares and the Conversion Shares (which shall be initially issued upon conversion of the Preferred Shares) have been duly and validly authorized and will conform in all material respects to the description of such securities contained in the Registration Statement, the Disclosure Package and the Prospectus and, when issued and delivered pursuant to this Agreement and, in the case of the Shares, the Deposit Agreement, and, in the case of the Conversion Shares, upon conversion of the Preferred Shares, will be fully paid and nonassessable; the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement. The form of certificate for the Shares will be in valid and sufficient form in compliance with the laws of the State of Maryland and the requirements of the NYSE.

(h)    Each of the Company, the Operating Partnership and each of their subsidiaries is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation as set forth on Schedule III hereto, with full corporate, limited liability company or partnership power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected to have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).

(i)    Other than as set forth on Schedule III hereto, the Company has no subsidiary or subsidiaries, and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business association. The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, other than as set forth on Schedule III hereto, are owned legally and beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

(j)    There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, the Operating Partnership or any of their subsidiaries, or to which the Company or the Operating Partnership or any properties of the Company, the Operating Partnership or any of their subsidiaries is subject, that (A) are required to be described in the Registration Statement or the Prospectus but are not described as required; (B) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (C) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto). There are no statutes, regulations, capital expenditures, off-balance sheet transactions, contingencies or agreements, contracts, indentures, leases or other instruments or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as an exhibit to the Registration Statement or any Incorporated Document that are not described, filed or incorporated as required by the Securities Act or the Exchange Act (and the Pricing Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus). The statements in the Pricing Prospectus and the Prospectus Supplement under the heading “Material Federal Income Tax Considerations” fairly summarize the matters therein described.

(k)    None of the Company, the Operating Partnership or their subsidiaries is: (A) in violation of (i) its respective articles of incorporation, partnership agreement, operating agreement or by-laws (or analogous governing instruments), (ii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of their subsidiaries, which violation would have a Material Adverse Effect, or (iii) any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries; or (B) in default in any material respect in the performance of any obligation, agreement, condition or covenant (financial or otherwise) contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties may be bound, and no such default is foreseeable.

(l)    (A) As of the date of this Agreement, the Company owns either directly or indirectly through its subsidiaries, 60 properties (the “Properties”). To the best of the

Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any of their Properties, which violation would reasonably be expected to have a Material Adverse Effect; (B) to the best of the Company’s knowledge, each of the Properties complies with all applicable zoning laws, ordinances and regulations in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of such Properties and will not result in a forfeiture or reversion of title thereof; (C) none of the Company, the Operating Partnership or any of their subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a material adverse effect on the Company or any of such Properties; (D) the leases under which the Company or any of its subsidiaries leases the Properties as lessor (the “Leases”) are in full force and effect and have been entered into in the ordinary course of business of such entity; (E) the Company and each of its subsidiaries has complied with its respective obligations under the Leases in all material respects and the Company does not know of any default by any other party to the Leases which, alone or together with other such defaults, would reasonably be expected to have a Material Adverse Effect or material adverse effect on any of the properties subject to a Lease; and (F) all liens, charges, encumbrances, claims or restrictions on or affecting the Properties and assets (including the Properties) of the Company and its subsidiaries that are required to be disclosed in the Registration Statement and the Prospectus are disclosed therein.

(m)    Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or the Deposit Agreement by the Company or the Operating Partnership, nor the consummation by the Company or the Operating Partnership of the transactions contemplated hereby or thereby (including the application of the proceeds from the sale of the Shares and the designation, issuance and deposit of the Preferred Shares), nor the fulfillment of the terms hereof or thereof: (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except (i) such as may be required for the registration of the Shares under the Securities Act and compliance with the securities or blue sky laws of various jurisdictions and (ii) the filing with the MSDAT of the Articles Supplementary), or conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the articles of incorporation, including the Articles Supplementary, or by-laws (or analogous governing documents) of the Company or the Operating Partnership or any of their subsidiaries; or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or the Operating Partnership or any of their subsidiaries is a party or by which the Company or the Operating Partnership or any properties of the Company or the Operating Partnership or any of their subsidiaries may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or the Operating Partnership or any of their subsidiaries or any properties of the Company or the Operating Partnership or any of their subsidiaries, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Operating Partnership or any of their subsidiaries pursuant to the terms of any agreement or instrument to which the Company or the Operating Partnership or any of their subsidiaries is a party or by which the Company or the Operating Partnership or any of their subsidiaries may be bound, or to which any property or assets of the Company or the Operating Partnership or any of their subsidiaries is subject.

(n)    Each of Deloitte & Touche LLP and Ernst & Young LLP, who has certified the financial statements and schedules included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), is and was, as of the date of this Agreement and during the periods covered by the financial statements on which it reported, an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board.

(o)    The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Incorporated Documents at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and comply with all applicable accounting requirements under the Securities Act, except as disclosed therein. The other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries. The pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement, the Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus, the Disclosure Package and the Registration Statement. The pro forma financial statements included in the Prospectus, the Disclosure Package and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The Company has filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to Regulation S-X under the Securities Act. The information appearing in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Summary Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the financial statements included in the Registration Statement, the Disclosure Statement and the Prospectus. Any information contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p)    The Company has the corporate power to issue, sell and deliver the Shares and the Preferred Shares as provided in this Agreement and in the Deposit Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement have been duly and validly authorized by the Company, and this Agreement and the Deposit Agreement have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws; the execution and delivery of, and the performance by the Operating Partnership of its obligations under, this Agreement have been duly and validly authorized by the Operating Partnership, and this Agreement has been duly executed and delivered by the Operating Partnership and constitutes the valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(q)    Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), none of the Company, the Operating Partnership or any of their subsidiaries has incurred any liability or obligation (financial or other), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Company and its subsidiaries, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of any of the Company or the Operating Partnership or their subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of any of the Company or the Operating Partnership or their subsidiaries.

(r)    The Company, the Operating Partnership and each of their subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by each of them (including the Properties), free and clear of all liens, claims, security interests or other encumbrances that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them as described in the Prospectus, except such as are described in the Registration Statement, the Disclosure Package and the Prospectus, or in any document filed as an exhibit to the Registration Statement, and each property described in the Disclosure Package and the Prospectus as being held under lease by the Company or any of its subsidiaries is held by it under a valid, subsisting and enforceable lease.

(s)    The “significant subsidiaries” of the Company as defined in Section 1-02(w) of Regulation S-X are set forth in Schedule III hereto (the “Significant Subsidiaries”).

(t)    The Company has not distributed and, prior to the later to occur of (x) the Closing Date and (y) completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus. The Company has not, directly or indirectly: (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(u)    The Company, the Operating Partnership and each of their subsidiaries possess all certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, where such failure to possess could have a Material Adverse Effect, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus. The Company, the Operating Partnership and each of their subsidiaries has fulfilled and performed all of their respective material obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which would result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, exclusive of any supplement thereto, neither the revocation or modification of any permit singly or in the aggregate, nor the announcement of an unfavorable decision, ruling or finding with respect to any permit, would have a Material Adverse Effect.

(v)    The Company, the Operating Partnership and each of their subsidiaries have established and maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company, the Operating Partnership and each of their subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, the Operating Partnership and each of their subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company, the Operating Partnership and each of their subsidiaries are being made only in accordance with the authorization of management, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the most recent period required to be evaluated by the Company which precedes the date of the Prospectus and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. There has been no change in the Company’s internal control over financial reporting that has occurred during its most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w)    With such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, there has been no material security breach, incident, or other compromise of the Company’s, the Operating Partnership’s or any of their subsidiaries’ information computer systems, networks, and databases (including, without limitation, the personal data and information of their respective customers, employees, suppliers and vendors and any third party data maintained, processed or stored by the Company, the Operating Partnership and each of their subsidiaries, (collectively, “IT Systems and Data”); neither the Company, the Operating Partnership nor any of their subsidiaries have been notified of, or have knowledge of any event or condition that would reasonably be expected to result in, any material security breach, incident or other compromise to their IT Systems and Data; the Company, the Operating Partnership and each of their subsidiaries have implemented appropriate physical, technological and administrative controls designed to maintain and protect the integrity, confidentiality and availability of their IT Systems and Data, taking into account the nature, sensitivity and use of such IT Systems and Data, or as required by applicable regulatory standards in all material respects; and the Company, the Operating Partnership and each of their subsidiaries are presently in material compliance with all applicable laws or statutes, applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries and internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(x)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans to insiders and Sections 302 and 906 related to certifications.

(y)    No labor problem or dispute with the employees of the Company and/or any of its subsidiaries or any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, exists, is threatened or imminent that could result in a Material Adverse Effect. To the Company’s knowledge, no labor problem or dispute with the Company’s or its subsidiaries’ tenants exists, is threatened or imminent that could result in a Material Adverse Effect.

(z)    The Company has filed all foreign, federal, state and local tax returns that are required to be filed, which returns are complete and correct, or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa)    No holder of any security of the Company or the Operating Partnership has any right to require registration of the Shares or any other security of the Company or the Operating Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, which right has not been waived in connection with the transactions contemplated by this Agreement. The holders of outstanding shares of capital stock of the Company and the Operating Partnership are not entitled to preemptive or other rights to subscribe for the Shares or the Preferred Shares.

(bb)    The Company and its subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Disclosure Package and the Prospectus as being owned by them or necessary for the conduct of their respective businesses. The Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing.

(cc)    The Company is not now, and after sale of the Shares to be sold by the Company hereunder and the application of the net proceeds from such sale as described in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(dd)    (i) To the best of the Company’s knowledge, the Company, the Operating Partnership, their subsidiaries, the Properties and the operations conducted thereon comply and heretofore have complied with all applicable Environmental Laws, and no expenditures are required or advisable to maintain or achieve such compliance.

(ii)    None of Company, the Operating Partnership or any of their subsidiaries has at any time and, to the best of the Company’s knowledge, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, to, under or from the Properties, except as disclosed in environmental site assessment reports obtained by the Company on or before the date hereof in connection with the purchase of any of the Properties and directly provided to the Underwriters or their counsel (collectively, the “Environmental Reports”) and except for those circumstances that have not had and will not have a material adverse effect on the relevant Property. None of Company, the Operating Partnership or any of their subsidiaries intends to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials.

(iii)    To the best of the Company’s knowledge, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into any surface water, groundwater, soil, air or other media on or adjacent to the Properties has occurred, is occurring or is reasonably expected to occur, except as is disclosed in the Environmental Reports and except for those circumstances not likely to have a material adverse effect on the relevant Property.

(iv)    None of Company, the Operating Partnership or any of their subsidiaries has received notice from any Governmental Authority or other person of, or has knowledge of, any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from the existing Properties or any act or omission of any party with respect to the existing Properties, except as disclosed in the Environmental Reports.

(v)    To the best of the Company’s knowledge, none of the Properties is included or proposed for inclusion on any federal, state, or local lists of sites which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or any analogous state list, except as is disclosed in the Environmental Reports and except for those circumstances not likely to have a material adverse effect on the relevant Property.

(vi)    In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls (“PCBs”), petroleum products and by-products and substances defined or listed as “hazardous substances,” “toxic substances,” “hazardous waste,” or “hazardous materials” in any Federal, state or local Environmental Law.

As used herein, “Environmental Law” shall mean all laws, common law duties, regulations or ordinances (including any orders or agreements) of any Federal, state or local governmental authority having or claiming jurisdiction over any of the Properties (a “Governmental Authority”) that are designed or intended to protect the public health and the environment or to regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous future federal or present or future state or local laws.

(ee)    The Company is organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder. As of the close of every taxable year during the Company’s existence, the Company has had no earnings and profits accumulated in a non-REIT year within the meaning of Section 857(a)(2)(B) of the Code. The Company’s past and proposed method of operation have enabled it, and will enable it, to meet the requirements for taxation as a REIT under the Code.

(ff)    Each of the Company’s corporate subsidiaries is in compliance with all requirements applicable to a REIT or a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code, and the Company is not aware of any fact that would negatively impact such qualifications. Each of the Company’s non-corporate subsidiaries qualifies as a partnership or a disregarded entity for federal income tax purposes.

(gg)    The Company, the Operating Partnership and each of their subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the value of their properties. All policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company, the Operating Partnership and each of their subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company, the Operating Partnership or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of Company, the Operating Partnership or any of their subsidiaries has been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that the Company, the Operating Partnership and each of their subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(hh)    The Company, the Operating Partnership, and their subsidiaries have title insurance on each of the Properties owned in fee simple in amounts at least equal to the cost of acquisition of such property; with respect to an uninsured loss on any of the Properties, the title insurance shortfall would not have a Material Adverse Effect.

(ii)    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring and of such subsidiary’s assets or property to the Company or any other subsidiary of the Company, except as described in the Registration Statement, the Disclosure Package and the Prospectus; the Company has not declared, paid or made any dividend or distribution of any kind on any class of its capital stock, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(jj)    There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(kk)    Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate. Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(ll)    To the knowledge of the Company, no stock options awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively.

(mm)    The Company’s authorized capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of common stock and preferred stock of the Company have each been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and nonassessable. None of the Company’s outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

(nn)    Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Share will represent an interest in 1/100th of a validly issued, outstanding, fully paid and nonassessable share of Series E Preferred Stock. Assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

(oo)    Application has been made to list the Shares on the NYSE.

(pp)    Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no outstanding (i) securities or obligations of the Company, the Operating Partnership or any of their subsidiaries convertible into or exchangeable for any equity interests of the Company, the Operating Partnership or any of their subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company, the Operating Partnership or any of their subsidiaries any such equity interests or any such convertible or exchangeable securities or obligations (except for (a) units of partnership interest in the Operating Partnership (“Partnership Units”), (b) shares of Common Stock issuable upon the redemption of outstanding Partnership Units, (c) shares of Common Stock issuable in connection with the Company’s dividend reinvestment and share purchase plan, or (d) 1,320,614 shares of Common Stock issuable upon the exercise of the options issued under the Company’s 2004 Stock Option Plan, as amended), or (iii) obligations of the Company, the Operating Partnership or any of their subsidiaries to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act. The Company is the sole general partner of each of the Operating Partnership, Saul Subsidiary I Limited Partnership and Saul Subsidiary II Limited Partnership.

(qq)    Any statistical, demographic or market-related data included in the Registration Statement, the Disclosure Package or the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Registration Statement, the Disclosure Package or the Prospectus accurately reflects the materials upon which it is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives.

(rr)    Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Underwriters, and the Company does not intend to use any of the proceeds from the sale of the Shares to repay any debt owed to the Underwriters or any affiliate thereof.

(ss)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(tt)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(uu)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv)    To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(ww)    (i) At the time the Registration Statement was initially filed, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined by Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form.

7.    Indemnification and Contribution.

(a)    The Company and the Operating Partnership, jointly and severally, agree:

(i)    to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Disclosure Package, the Prospectus or any amendment or supplement thereto, or (B) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares, the Preferred Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that neither the Company nor the Operating Partnership shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that neither the Company nor the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Disclosure Package, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with the Underwriter Content.

(ii)    to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding provided, however, that neither the Company nor the Operating Partnership will be liable to reimburse such expenses incurred in connection with any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, Pricing Prospectus, the Disclosure Package, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with the Underwriter Content. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary

Prospectus, the Pricing Prospectus, the Disclosure Package, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Disclosure Package, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Content.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)    If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any supplement or amendment thereto, or any Issuer Free Writing Prospectus, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Operating Partnership, their directors or officers or any persons controlling the Company or the Operating Partnership, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, the Operating Partnership, their directors or officers, or any person controlling the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

8.    Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

(a)    (i) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 and (ii) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters.

(b)    Subsequent to the Execution Time, or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Prospectus (exclusive of any amendment thereof), there shall not have occurred: (i) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, properties, net worth, or results of operations of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which, in the sole judgment of the

Representatives is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendments thereto), the Disclosure Package and the Prospectus (exclusive of any supplement thereto); or (ii) any event or development relating to or involving the Company and its subsidiaries or any officer or director of the Company and its subsidiaries which makes any statement made in the Registration Statement, the Disclosure Package or the Prospectus untrue or which, in the opinion of the Company and its counsel or the Representatives and their counsel, requires the making of any addition to or change in the Disclosure Package in order to state a material fact required by the Securities Act or any other law to be stated therein, or necessary in order to make the statements therein not misleading, if amending or supplementing the Disclosure Package to reflect such event or development would, in the opinion of the Representatives, adversely affect the market for the Shares.

(c)    The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date an opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, dated as of such date and addressed to the Representatives, to the effect set forth in Exhibit B-1 and Exhibit B-2 and in the form and substance satisfactory to the Representatives.

(d)    The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date an opinion of Hunton Andrews Kurth LLP, counsel for the Underwriters, dated as of such date and addressed to the Representatives with respect to such matters as the Underwriters may request.

(e)    The Representatives shall have received a letter addressed to the Underwriters and dated as of the date hereof, the Closing Date and, if applicable, the Option Closing Date from each of Deloitte & Touche LLP and Ernst & Young LLP, independent registered public accounting firms, substantially in the forms heretofore approved by the Underwriters; provided that the letters delivered on the Closing Date or the Option Closing Date shall use a “cut-off” date no more than three Business Days prior to the Closing Date or the Option Closing Date, as the case may be.

(f)    (A) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date or the Option Closing Date; (B) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt (including any off-balance sheet activities or transactions) of the Company and its subsidiaries (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto); (C) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement, the Disclosure Package and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or its subsidiaries; (D) the Company and its subsidiaries shall not have any liabilities or obligations (financial or other), direct or contingent (whether or not in the ordinary course of business), that are material to the Company or its subsidiaries, other than those reflected in the Registration Statement or the Disclosure Package and the Prospectus (or any amendment or supplement thereto); and (E) all the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct at and as of the Execution Time and on and as of the Closing Date and the Option Closing Date as if made at and as of such time or on and as of such date, and the Representatives shall have received a certificate, dated the Closing Date and the Option Closing Date and signed by either the chief executive officer or president and the chief financial officer of the Company (or such other officers as are acceptable to the Representatives), confirming the conditions set forth in this Section 8(f) and in Section 8(g) hereof.

(g)    The Company shall not have failed at or prior to the Closing Date and the Option Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder or under the Deposit Agreement, at or prior to the Closing Date and the Option Closing Date.

(h)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)    The Company shall have completed all required filings with the NYSE and other necessary actions in order to cause the Shares to be listed and admitted and authorized for trading on the NYSE, subject to notice of issuance.

(j)    The Company shall have furnished or caused to be furnished to the Representatives such further certificates and documents as the Representatives shall have requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and their counsel.

Any certificate or document signed by any officer of the Company or the general partner of the Operating Partnership and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Underwriters as to the statements made therein.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Representatives at, or at any time prior to, the Closing Date or the Option Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

With respect to the Closing Date and the Option Closing Date, the documents required to be delivered by this Section 8 shall be delivered at the offices of Hunton Andrews Kurth LLP, Attn: David C. Wright, Esq., counsel for the Underwriters, at Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219 on or prior to such date.

9.    Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Preliminary Prospectus, if any, the Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares and the Preferred Shares, including any stamp or other taxes in connection with the original issuance and sale of the Shares and the Preferred Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental blue sky memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration or qualification of the Shares and the Preferred Shares for offer and sale under the securities or blue sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental blue sky memoranda and such registration and qualification); (vi) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the Financial Industry Regulatory Authority; (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (viii) the fees and expenses of the Company’s accountants, counsel (including local and special counsel) for the Company and the Depositary (including the fees and expenses of its counsel); and (ix) the costs and charges of any transfer agent or registrar.

10.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Shares set forth opposite their names in Schedule I hereto bears to the number of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.    Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Option Closing Date (if different from the Closing Date and then only as to the Option Shares), as the case may be, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE or the Nasdaq Stock Market shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities (iv) any downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (v) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by electronic mail or telephone and shall be subsequently confirmed by letter.

12.    Information Furnished by the Underwriters. The statements in the first sentence and second sentence of the fourth paragraph and the third sentence of the seventh paragraph under the heading “Underwriting” in any Preliminary Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters (collectively, the “Underwriter Content”).

13.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company, the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5(k), 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

14.    Absence of Fiduciary Relationship; Research Independence. The Company acknowledges and agrees that:

(a)    the Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether any of the Underwriters have advised or is advising the Company on other matters;

(b)    the price of the Shares set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    it waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty.

(e)    In addition, the Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

15.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Raymond James & Associates, Inc., 880 Carillon Parkway St. Petersburg, FL 33716, (facsimile 727-567-8058), Attention: Equity Syndicate, to Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, MD 21202, Attention: Equity Syndicate, with copy to (which shall not constitute notice) Hunton Andrews Kurth LLP, Riverfront Place, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David C. Wright, Esq.; or, if sent to the Company, will be mailed, delivered or telefaxed to the office of the Company at 7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814, (fax no.: 301-986-6023), Attention: J. Page Lansdale, President and Chief Operating Officer.

16.    Successors. This Agreement has been made solely for the benefit of the Underwriters, the Company, the Operating Partnership, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriters of any of the Shares in his status as such purchaser.

17.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.    Waiver of Jury Trial. The Company and the Operating Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

21.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.    Definitions. The term which follows, when used in this Agreement, shall have the meaning indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 401,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 433,” “Rule 456” and “Rule 462(e)” refer to such rules under the Securities Act.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
	Name:	Scott V. Schneider
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

SAUL HOLDINGS LIMITED PARTNERSHIP

By: SAUL CENTERS, INC.
its sole general partner

	By:	/s/ Scott V. Schneider
		Name:	Scott V. Schneider
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Underwriting Agreement for Depositary Shares representing Series E Preferred Stock]

Accepted and agreed to as of
the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
Name:	Brad Butcher
Title:	Managing Director, Co-Head Real Estate Investment Banking

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Daniel J. Covatta
Name:	Daniel J. Covatta
Title:	Managing Director

Each for itself and as a Representative of the other Underwriters named on Schedule I hereto.

[Signature Page to Underwriting Agreement for Depositary Shares representing Series E Preferred Stock]

SCHEDULE I

SAUL CENTERS, INC.

Underwriters	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Raymond James & Associates, Inc.	1,800,000	180,000
Stifel, Nicolaus & Company, Incorporated	1,200,000	120,000
B. Riley FBR, Inc.	500,000	50,000
D.A. Davidson & Co.	500,000	50,000
Total	4,000,000	400,000

SCHEDULE II

FREE WRITING PROSPECTUSES INCLUDED IN THE DISCLOSURE PACKAGE

1)    Final Term Sheet, in the form attached as Exhibit A hereto

SCHEDULE III

LIST OF SUBSIDIARIES

Name of Subsidiary	State of Incorporation or Organization
1500 Rockville Pike LLC	Delaware
11503 Rockville Pike LLC	Delaware
7316 Wisconsin LLC	Delaware
750 North Glebe LLC	Delaware
Ashburn Village Center LLC	Delaware
Avenel Business Park LLC	Delaware
Avenel VI, Inc.	Maryland
Beacon Center LLC	Delaware
Briggs Chaney Plaza, LLC	Maryland
Broadlands Village LLC	Virginia
Burtonsville Center LLC	Delaware
Clarendon Center LLC	Delaware
Countryside Commercial Center Association, Inc.	Virginia
Cranberry Square LLC	Delaware
Cranberry Square Subsidiary LLC	Delaware
Kentlands 311 LLC	Delaware
Kentlands Lot 1, LLC	Maryland
Kentlands Square LLC	Delaware
Kentlands Square Subsidiary LLC	Delaware
Lansdowne Village Greens Commercial	Virginia
Association	Delaware
Leesburg Pike Center LLC	Delaware
Metro Pike Center LLC	Delaware
Northrock Center LLC	Maryland
Olde Forte Village LLC	Delaware
Ravenwood Shopping Center LLC	Delaware
Rockville Pike Holdings LLC	Maryland
Saul Holdings Limited Partnership	Maryland
Saul Monocacy, LLC	Maryland
Saul Subsidiary I Limited Partnership	Maryland
Saul Subsidiary II Limited Partnership	Delaware
Seabreeze Plaza LLC	Delaware
Seven Corners Center LLC	Delaware
Severna Park Marketplace LLC	Delaware
Severna Park Marketplace Subsidiary LLC	Delaware
Shops at Fairfax LLC	Delaware
Smallwood Village Center LLC	Virginia
The Glen Center LLC	Delaware

Thruway Shopping Center LLC	Virginia
Washington Square Center LLC	Delaware
Westview Village Center LLC	Delaware
White Oak Subsidiary LLC

Significant Subsidiaries
Maryland
Saul Holdings Limited Partnership	Delaware
Clarendon Center LLC	Delaware
750 North Glebe LLC	Maryland
Saul Subsidiary II Limited Partnership

EXHIBIT A

SAUL CENTERS, INC.

4,000,000 Depositary Shares

Each Representing 1/100th of a share of 6.000% Series E Cumulative Redeemable

Preferred Stock (Par Value $0.01 Per Share)

(Liquidation Preference Equivalent to $25.00 Per Depositary Share)

Final Term Sheet

September 10, 2019

Issuer:	Saul Centers, Inc.

Security:	Depositary shares, each representing a 1/100th fractional interest in a share of 6.000% Series E Cumulative Redeemable Preferred Stock

Shares Offered:	4,000,000 shares (4,400,000 shares including the over-allotment option)

Type of Security:	SEC Registered—Registration Statement No. 333-222262; preliminary prospectus supplement, subject to completion, dated September 10, 2019 (“Preliminary Prospectus”)

Trade Date:	September 10, 2019

Settlement and Delivery Date:	September 17, 2019 (T +5) Under Rule 15c6-1 under the Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares prior to September 17, 2019 will be required, by virtue of the fact that the depositary shares initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade their depositary shares prior to their date of delivery should consult their advisors.

Public Offering Price:	$25.00 per depositary share; $100,000,000 total (not including over-allotment option)

Underwriting Discount:	$0.7875 per depositary share; $3,150,000 total (not including over-allotment option)

Net Proceeds to the Issuer, before Expenses:	$24.2125 per depositary share; $96,850,000 total (not including over-allotment option)

Dividend Rate:	$1.50 per depositary share each year, which is equivalent to 6.000% of the $25.00 liquidation preference per depositary share.

Dividend Payment Date:	Payable quarterly in arrears, on January 15, April 15, July 15 and October 15, beginning on October 15, 2019; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day.

Exhibit A-1

Dividend Record Date:	Dividends are payable to holders of record of depositary shares as they appear in the depositary’s records at the close of business on the applicable record date, which will be the date that the Issuer’s board of directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the dividend payment date.

Liquidation Preference:	$25.00 per share

Optional Redemption:	Not redeemable prior to September 17, 2024, except under circumstances intended to preserve the Issuer’s qualification as a REIT for federal income tax purposes, as described below under “Special Optional Redemption” or as otherwise described in the Preliminary Prospectus. On and after September 17, 2024, the Issuer may, at its option, redeem the Series E Preferred Stock underlying the depositary shares, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption.

Special Optional Redemption:	Upon the occurrence of a Change of Control or Delisting Event (each as defined in the Preliminary Prospectus), the Issuer may, at its option, redeem the Series E Preferred Stock underlying the depositary shares, in whole or in part and within 120 days (or 90 days, in case of a Delisting Event) after the first date on which such Change of Control or Delisting Event occurred, by paying $2,500.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the applicable conversion date (as defined in the Preliminary Prospectus), the Issuer has provided or provides notice of exercise of any of its redemption rights relating to the Series E Preferred Stock underlying the depositary shares (whether its optional redemption right or its special optional redemption right), the holders of depositary shares representing interests in the Series E Preferred Stock will not have the conversion right described below.

Conversion Rights:

Share Cap: 0.9617

Exchange Cap: Subject to certain adjustments, the aggregate number of shares of the Issuer’s common stock (or equivalent Alternative Conversion Consideration (as defined in the Preliminary Prospectus), as applicable) issuable in connection with the exercise of the conversion right and in respect of the Series E Preferred Stock underlying the depositary shares will not exceed 3,846,800 shares of the Issuer’s common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option is exercised, not to exceed 4,231,480 shares of the Issuer’s common stock in the aggregate (or equivalent Alternative Conversion Consideration, as applicable).

Proposed NYSE Listing Symbol:	BFSPrE

CUSIP:	804395 879

ISIN:	US8043958797

Joint Book-Running Managers:	Raymond James & Associates, Inc. Stifel, Nicolaus & Company, Incorporated
B. Riley FBR, Inc.
D.A. Davidson & Co.

Exhibit A-2

The issuer has filed a registration statement (including a base prospectus dated December 22, 2017) and a preliminary prospectus supplement dated September 10, 2019 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from Raymond James & Associates, Inc. by calling toll-free 1-800-248-8863.

Exhibit A-3